UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.  )

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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

PERRY ELLIS INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Perry Ellis International Issues Response Regarding George Feldenkreis

Perry Ellis International, Inc. (NASDAQ: PERY), today issued the following press release:

PERRY ELLIS CONFIRMS RECEIPT OF DIRECTOR NOMINATIONS

Strategic Review Process Ongoing

MIAMI, May 18, 2018 -- Perry Ellis International (NASDAQ:PERY) (“Perry Ellis” or the “Company”) today confirmed that George Feldenkreis has provided notice of his intent to nominate four individuals to stand for election to the Perry Ellis Board of Directors at the 2018 Annual Meeting of Shareholders.

The Perry Ellis Board and its Corporate Governance and Nominating Committee will review Mr. Feldenkreis’ proposed nominees in due course. The Board will present its formal recommendation regarding director nominees in the Company’s definitive proxy statement, which will be filed with the Securities and Exchange Commission and mailed to all shareholders eligible to vote at the 2018 Annual Meeting of Shareholders. The date of the Company’s 2018 Annual Meeting of Shareholders has not yet been announced. Perry Ellis shareholders are not required to take action at this time.

The Special Committee of the Perry Ellis Board of Directors, which comprises independent directors, issued the following statement:

The Special Committee is committed to acting in the best interests of all shareholders. The Special Committee, with the assistance of independent financial and legal advisors, is evaluating the previously announced February 6, 2018 proposal from Mr. Feldenkreis (the “Feldenkreis Proposal”). To that end, the Special Committee will continue with its strategic review process to maximize shareholder value, including engaging in good faith with Mr. Feldenkreis to see if a transaction that maximizes shareholder value can be reached.

The Special Committee will refrain at this time from commenting on the status of all negotiations in progress or contesting mischaracterizations of those negotiations in the press by Mr. Feldenkreis. Our focus remains on maximizing shareholder value.

The Special Committee noted no decision has been made with respect to the Company's response to the Feldenkreis Proposal. There is no assurance the Feldenkreis Proposal will result in a definitive offer to purchase the Company's outstanding capital stock or that any definitive agreement will be executed or that the Proposal or any other transaction will be approved or consummated.

Paul, Weiss, Rifkind, Wharton & Garrison LLP and Akerman LLP are serving as the Special Committee legal counsel and PJ SOLOMON is serving as its financial advisor.

About Perry Ellis International

Perry Ellis International, Inc. is a leading designer, distributor and licensor of a broad line of high quality men's and women's apparel, accessories and fragrances. The Company's collection of dress and casual shirts, golf sportswear, sweaters, dress pants, casual pants and shorts, jeans wear, active wear, dresses and men's and women's swimwear is available through all major levels of retail distribution. The Company, through its wholly owned subsidiaries, owns a portfolio of nationally and internationally recognized brands, including: Perry Ellis®, An Original Penguin® by Munsingwear®, Laundry by Shelli Segal®, Rafaella®, Cubavera®, Ben Hogan®, Savane®, Grand Slam®, John Henry®,  Manhattan®, Axist®, Jantzen® and Farah®.  The Company enhances its roster of brands by licensing trademarks from third parties, including: Nike® and Jag® for swimwear, and Callaway®, PGA TOUR®, Jack Nicklaus® for golf apparel and Guy Harvey® for performance fishing and resort wear. Additional information on the Company is available at http://www.pery.com.

Safe Harbor Statement

We caution readers that the forward-looking statements (statements which are not historical facts) in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations rather than historical facts and they are indicated by words or phrases such as "anticipate," "believe," "budget," "contemplate," "continue," "could," "estimate," "expect," "guidance," "indicate," "intend," "may," "might," "plan," "possibly," "potential," "predict," "probably," "proforma," "project," "seek," "should," "target," or "will" or the negative thereof or other variations thereon and similar words or phrases or comparable terminology. Such forward-looking statements include, but are not limited to, statements regarding Perry Ellis' strategic operating review, growth initiatives and internal operating improvements intended to drive revenues and enhance profitability, the implementation of Perry Ellis' profitability improvement plan and Perry Ellis' plans to exit underperforming, low growth brands and businesses. We have based such forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, many of which are beyond our control. These factors include: general economic conditions, a significant decrease in business from or loss of any of our major customers or programs, anticipated and unanticipated trends and conditions in our industry, including the impact of recent or future retail and wholesale consolidation, recent and future economic conditions, including turmoil in the financial and credit markets, the effectiveness of our planned advertising, marketing and promotional campaigns, our ability to contain costs, disruptions in the supply chain, including, but not limited to these caused by port disruptions, disruptions due to weather patterns, our future capital needs and our ability to obtain financing, our ability to protect our trademarks, our ability to integrate acquired businesses, trademarks, trade names and licenses, our ability to predict consumer preferences and changes in fashion trends and consumer acceptance of both new designs and newly introduced products, the termination or non-renewal of any material license agreements to which we are a party, changes in the costs of raw materials, labor and advertising, our ability to carry out growth strategies including expansion in international and direct-to-consumer retail markets; the effectiveness of our plans, strategies, objectives, expectations and intentions which are subject to change at any time at our discretion, potential cyber risk and technology failures which could disrupt operations or result in a data breach, the level of consumer spending for apparel and other merchandise, our ability to compete, exposure to foreign currency risk and interest rate risk, the impact to our business resulting from the United Kingdom's referendum vote to exit the European Union and the uncertainty surrounding the terms and conditions of such a withdrawal, as well as the related impact to global stock markets and currency exchange rates; possible disruption in commercial activities due to terrorist activity and armed conflict, actions of activist investors and the cost and disruption of responding to those actions, and other factors set forth in Perry Ellis' filings with the Securities and Exchange Commission. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those risks and uncertainties detailed in Perry Ellis' filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which are valid only as of the date they were made. We undertake no obligation to update or revise any forward-looking statements to reflect new information or the occurrence of unanticipated events or otherwise.

Additional Information and Certain Information Regarding Participants

Perry Ellis International, Inc. (the “Company”), its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Company stockholders in connection with the matters to be considered at the Company’s 2018 Annual Meeting.  The Company intends to file a proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from Company stockholders.  COMPANY STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION.  Information regarding the ownership of the Company’s directors and executive officers in Company stock, restricted stock and

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options is included in their SEC filings on Forms 3, 4, and 5, which can be found through the Company’s website (http://investor.pery.com), or through the SEC’s website at www.sec.gov.  Information can also be found in the Company’s other SEC filings, including the Company’s Annual Report on Form 10-K for the year ended February 3, 2018.  More detailed and updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the Company’s 2018 Annual Meeting.  Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov.  Copies will also be available at no charge at the Company’s website at http://investor.pery.com, by writing to Perry Ellis International, Inc., at 3000 N.W. 107 Avenue, Miami, FL 33172.

Investor Contact:

Innisfree M&A Incorporated
Arthur Crozier / Jennifer Shotwell / Scott Winter
212-750-5833

Media Contact:

Joele Frank, Wilkinson Brimmer Katcher
Ed Trissel / Sharon Stern / Jeff Kauth
212-355-4449

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